                                                                     Exhibit 3.1

                                    FORM OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               WEB STREET, INC.
                               ----------------

                 Originally incorporated on December 31, 1997.


     Web Street, Inc. (the "Corporation"), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that this Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") set forth below has been duly adopted in accordance with Sections 242 and 245 of the DGCL.


                                  ARTICLE I.
                                  ----------

     The name of the Corporation is Web Street, Inc.


                                  ARTICLE II.
                                  -----------

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the Corporation's registered agent at such address is Corporation Service Company.


                                 ARTICLE III.
                                 ------------

     The nature of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                  ARTICLE IV.
                                  -----------

     A.   Authorized Capital Stock.
          ------------------------

     The Corporation shall have authority to issue 102,000,000 shares of capital stock, consisting of (i) 100,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 2,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

     B.   Designations and Rights.
          -----------------------

     The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

          1.   Common Stock. Except as otherwise provided in this Section B.1.
               ------------
     or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

               a.  Voting Rights: Except as otherwise required by law or
                   -------------
          expressly provided herein, the holders of Common Stock shall vote as a single class and be entitled to one (1) vote per share on each matter submitted to a vote of the stockholders of the Corporation.

               b.  Dividends: Subject to the rights of the holders, if any, of
                   ---------
          Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be declared thereon by the Board of Directors of the Corporation (the "Board of Directors") and shall share equally on a per share basis in all such dividends.

               c.  Liquidation Rights: In the event of any liquidation,
                   ------------------
          dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

          2.   Preferred Stock.  Preferred Stock may be issued from time to time
               ---------------
     in one or more series. Subject to the other provisions of this Certificate of Incorporation and any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of and issue shares of the Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the total voting power of Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.

          The corporation has designated 500,000 shares of Preferred Stock as Series A Preferred Stock (the "Series A Preferred").

               a.  Voting Rights:  Holders of the Series A Preferred shall have
                   -------------
          four (4) votes per Series A Preferred share, and at all times shall have four (4) times the vote of the Common Stock on a per share basis. The Series A Preferred will not be entitled to participate in the profits of the Corporation beyond the Liquidation Preference (as defined below) of the Series A Preferred and dividends on the Series A Preferred when declared.

               b.  Dividends:  Dividends will be payable only as and when
                   ---------
          declared on the Common Stock in a ratio of $4.00 of dividend for each Series A Preferred share per $1.00 of dividend on each share of Common Stock. No dividend may be declared on any Common Stock until all declared and unpaid dividends on the Series A Preferred have been paid in full. Dividends not declared on the Series A Preferred in a given year will not be paid and will not cumulate.

               c.  Liquidation:  In the event of a voluntary or involuntary
                   -----------
          liquidation of the Corporation, the holders of the Series A Preferred shall be entitled to first receive $10.00 per share of Series A Preferred (the "Liquidation Preference") plus a sum equal to all dividends theretofore declared which at such time are unpaid. Such Liquidation Preference shall have priority over the liquidation preference(s), and any other rights to distributions on shares, of holders of Common Stock and all other classes of Preferred Stock of the Corporation.

               d.  Transfers:  The Series A Preferred will not be transferable
                   ---------
          without a written opinion from counsel to the Corporation that any such transfer will not violate any applicable securities laws or regulations.

               e.  Conversion:  Each of the Series A Preferred will be
                   ----------
          automatically converted into four (4) fully paid and nonassessable shares of Common Stock of the Corporation upon the completion of a public offering of the Common Stock of the Corporation, or upon the sale of all or substantially all of the assets of the Corporation, or upon the sale of shares (or series of such sales) constituting in the aggregate more than fifty (50%) percent of the voting shares of the Corporation.

               f.  Required Consent:  No shares of Series A Preferred may be
                   ----------------
          issued to anyone other than the holders of Series A Preferred without the consent of such holders.

                                  ARTICLE V.
                                  ----------

     The business and affairs of the Corporation shall be managed by, or under the direction of, a board of directors consisting of not less than three (3) nor more than nine (9) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Initially, the number of directors shall be five (5) and shall consist of the following persons: Joseph J. Fox, Avi Fox, D. Jonathan Rosenberg, Robert F. Bernard and Fredric J. Graber.

     The directors shall be divided into three classes, Class I, Class II and Class III with each class having as equal a number of members as reasonably possible. Class I shall initially consist of the following directors: D. Jonathan Rosenberg and Fredric J. Graber. Class II shall initially consist of the following directors: Robert F. Bernard and Avi Fox. Class III shall initially consist of the following director: Joseph J. Fox. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders of the Corporation in 2000, 2001 and 2002, respectively. Beginning in 2000, at each annual meeting of stockholders of the Corporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of stockholders of the Corporation in the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Directors may only be removed for cause, except as otherwise provided by law, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2//%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.


                                  ARTICLE VI.
                                  -----------

     A.   Written Consent.
          ---------------

     Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Such written consent shall be filed with the records of the Corporation. Notwithstanding the foregoing, however, on and after the consummation of the Corporation's first underwritten public offering of shares of Common Stock pursuant to a registration statement filed with the United States Securities and Exchange Commission (or any successor thereto), any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called meeting and may not be taken by written consent of the stockholders in lieu of a meeting.

     B.   Special Meetings.
          ----------------

     Special meetings of stockholders of the Corporation may be called, upon not less than ten (10) nor more than sixty (60) days' written notice, only by (i) a Chairman of the Board of Directors, (ii) the Chief Executive Officer of the Corporation, (iii) the President of the Corporation or (iv) the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

     C.   Amendment.
          ---------

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 /2/3/%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI.

                                 ARTICLE VII.
                                 ------------

     In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation (the "By-laws"). The By-laws may be altered, amended or repealed, or new By-laws may be adopted, by the vote of a majority of the members of the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors; provided that, if such alteration, amendment, repeal or adoption of new By-laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this
Article VII.


                                 ARTICLE VIII.
                                 -------------

     A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor, in the absence of fraud, shall a director of the Corporation be liable to account to the Corporation for any profit realized by him or her from or through any transaction or contract of the Corporation by reason of the fact that such director, or any firm of which such director is a member, or any corporation of which such director is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.


                                  ARTICLE IX.
                                  -----------

     Meetings of stockholders may be held within or without the State of Delaware as the By-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws.

                                  ARTICLE X.
                                  ----------

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of the DGCL, order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths ( 3/4) of the value of the creditors or class of creditors and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of the Corporation as a consequence of such compromise or arrangement, said compromise or arrangement of said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                  ARTICLE XI.
                                  -----------

     The Board of Directors may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.


                                 ARTICLE XII.
                                 ------------

     A.   Indemnification of Officers and Directors.
          -----------------------------------------

     The Corporation shall:

          1. indemnify, to the fullest extent permitted by the DGCL, any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

          2. indemnify any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

          3. indemnify any present or former director or officer, and may indemnify any present or former employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XII.A.1. and 2., or in defense of any claim, issue or matter therein; and

          4. pay expenses incurred by a director, or an officer who is entitled to indemnification hereunder, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII; and

          5. notwithstanding the foregoing provisions and except as required by the DGCL, the Corporation shall not be obligated to indemnify or pay expenses incurred by any person with respect to any threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise ("Proceedings"), initiated or brought voluntarily by such person and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XII, unless a court of competent jurisdiction determines that each of the material assertions made by such person in such Proceedings were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify such person for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

          6. not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article XII as exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement or vote of stockholders or disinterested directors, or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

          7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII; and

          8. deem the provisions of this Article XII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent, who serves in such capacity at any time while this
     Article XII is in effect, and any repeal or modification of this Article XII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts; provided, however, that the provisions of this Article XII shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the "Second Corporation") which shall merge into or consolidate with the Corporation where the Corporation shall be the surviving or resulting corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the Board of Directors; and

          9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall inure to the benefit of the heirs, executors and administrators of such a person.

     B.   Elimination of Certain Liability of Directors.
          ---------------------------------------------

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article XII by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by its President on _____________, 1999.

                                   WEB STREET, INC.


                                   By:
                                       _______________________________________
                                       Joseph J. Fox
                                       Co-Chairman and Chief Executive Officer